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                                                                EXHIBIT 1



                             SECRETARY'S CERTIFICATE


        The undersigned, Peter X. Sickinger, Assistant Secretary of General Motors Corporation ("GM"), and Patricia M. McDonald, Secretary of General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM, do hereby certify that R. Charles Tschampion is Managing Director, Investment Strategy & Asset Allocation of GMIMCo and has been authorized as a representative of the Finance Committee of the Board of Directors of GM to sign on behalf of the Finance Committee Amendment No. 1 dated on or about the date hereof to the
     Schedule 13G under the Securities Exchange Act of 1934 filed on behalf of the Finance Committee on or about February 22, 1993, and any future amendment thereto.

        IN WITNESS WHEREOF, I have signed this Certificate this 10th day of April, 1995.


                                                  /s/ Peter X. Sickinger
                                                  --------------------------
                                                  Peter X. Sickinger
                                                  Assistant Secretary of
                                                  General Motors Corporation


                                                  /s/ Patricia M. McDonald
                                                  --------------------------
                                                  Patricia M. McDonald
                                                  Secretary of General
                                                  Motors Investment
                                                  Management Corporation





































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